EXHIBIT 99.2
Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Unaudited Condensed Financial Statements
Six Months Ended June 30, 2009 and 2008
And the Period from October 23, 2006 (Inception)
to June 30, 2009
Contents

Unaudited Condensed Balance Sheets as of June 30, 2009 and December 31, 2008	1
Unaudited Condensed Statements of Operations for the six months ended June 30, 2009 and 2008 and for the period from October 23, 2006 (inception) to June 30, 2009	2
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2009 and 2008 and for the period from October 23, 2006 (inception) to June 30, 2009	3
Notes to Condensed Financial Statements	4

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Condensed Balance Sheets
(Unaudited)

	June 30,	December 31,
	2009	2008(1)

Assets
Current Assets:
Cash and cash equivalents	$9,417,525	$21,318,022
Prepaid expenses	85,545	107,180

Total current assets	9,503,070	21,425,202

Total assets	$9,503,070	$21,425,202

Liabilities and stockholders’ equity
Current liabilities:
Payable to related parties	$1,429,796	$1,562,952
Accrued clinical trial expenses to a related party	1,564,637	898,915
Accrued expenses	30,000	65,000

	3,024,433	2,526,867

Stockholders’ equity:
Common stock	500	500
Additional paid in capital	49,999,500	49,999,500
Deficit accumulated during the development stage	(43,521,363)	(31,101,665)

Total stockholders’ equity	6,478,637	18,898,335

Total liabilities and stockholders’ equity	$9,503,070	$21,425,202

(1)	Condensed balance sheet at December 31, 2008 has been derived from audited financial statements at that date.
See accompanying notes.

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

			Period From
			October 23,
			2006
			(Inception) to
	Six Months Ended June 30,		June 30,
	2009	2008	2009

Operating expenses:
Research and development	$12,151,481	$9,899,634	$44,973,649
General and administrative	338,988	361,281	1,988,338

Loss from operations	12,490,469	10,260,915	46,961,987

Interest income	70,771	612,751	3,440,624

Net loss	$(12,419,698)	$(9,648,164)	$(43,521,363)

See accompanying notes.

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

			Period From
			October 23,
			2006
			(Inception) to
	Six Months Ended June 30,		June 30
	2009	2008	2009
Cash flows from operating activities
Net loss	$(12,419,698)	$(9,648,164)	$(43,521,363)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	21,635	(68,058)	(85,545)
Accounts payable	—	(20,827)	—
Payable to related parties	(133,156)	1,232,070	1,429,796
Accrued clinical trial expenses to related party	665,722	430,944	1,564,637
Accrued expenses	(35,000)	(65,000)	30,000

Net cash used in operating activities	(11,900,497)	(8,139,035)	(40,582,475)

Cash Flows from financing activities
Issuance of common stock	—	—	50,000,000

Net cash provided by financing activities	—	—	50,000,000

Net (decrease)/increase in cash and cash equivalents	(11,900,497)	(8,139,035)	9,417,525
Cash and cash equivalents at beginning of period	21,318,022	39,473,993	—

Cash and cash equivalents at end of period	$9,417,525	$31,334,958	$9,417,525

See accompanying notes.

1. Organization and Significant Accounting Policies
Organization
Symphony Allegro, Inc. (a wholly owned subsidiary of Symphony Allegro Holdings LLC) (a development stage company) (the Company) was organized as a Delaware corporation on October 23, 2006 (inception). The Company is a wholly owned subsidiary of Symphony Allegro Holdings LLC (Holdings).
The Company is a biopharmaceutical company formed to collaborate with Alexza Pharmaceuticals, Inc. (Alexza) on three clinical-stage programs focusing on the administration of certain generic drugs through the use of the Staccato inhalation pharmaceutical delivery device previously developed by Alexza.
One of the Company’s programs consists of Phase III testing of the Staccato system for delivery of the drug Loxapine in mitigating the effects of acute agitation in schizophrenia or bipolar disorder and, in a separate program, Phase II testing of Loxapine for the treatment of migraine headaches.
The third program involves studies in delivery of the drug Alprazolam for the treatment of acute panic attacks. With respect to the third program, in July 2008, following receipt of negative results from the Phase II study, the Joint Development Committee undertook to halt planning for any further studies involving Alprazolam in the treatment of acute panic attacks. The funds previously allocated to this program, which was in a wind-down phase as of December 31, 2008, have been reallocated to the Company’s other remaining active programs.
The Company began operations on December 1, 2006, and is currently in the development stage, consisting primarily of research, development, and clinical activities. The Company expects to incur losses over the next several years as it continues to develop its technologies. There can be no assurance that the Company’s efforts with regard to these matters will be successful. The Company operates in one business segment in the United States of America.
Symphony Capital Partners (Symphony Capital) and the investors in Symphony Allegro Investors LLC (Investors) have contributed Holdings’ initial funds in an aggregate amount of $50,000,000.
RRD International, LLC (RRD) manages the Company (see Note 2(c)), and Alexza is primarily responsible for the Company’s Development Plan and Development Budget (see Note 2(b)). The Company’s Joint Development Committee oversees and approves the Development Plan and Development Budget.
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not contain all of the information and footnotes required for complete financial statements. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s interim financial information. The results for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009 or for any other interim period or any other future year. The Company evaluated subsequent events through October 14, 2009, the date this Current Report on Form 8-K/A was filed with the Securities and Exchange Commission.
The accompanying unaudited condensed financial statements and notes to condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2008 included in this Current Report on Form 8-K/A as exhibit 99.1.

1. Organization and Significant Accounting Policies (continued)
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Investments are made solely in a money market fund, which are subject to minimal credit and market risk. All investments are classified as available for sale and are carried at fair value. Unrealized gains or losses, if any, are reported as other comprehensive income or loss. There were no unrealized gains or losses on these investments as of June 30, 2009.
Comprehensive Loss
To date, there are no items of other comprehensive loss and, accordingly, comprehensive loss equals net loss.
Research and Development
Costs incurred for research and development are expensed as incurred.
Fair Value of Financial Instruments
The Company carries cash and cash equivalents at fair value. The Company’s other financial instruments, including accounts payable and accrued liabilities, are carried at cost, which management believes approximates fair value given their short-term nature.
SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and enhances disclosures about fair value measurements. The Company applied the provisions of SFAS 157 prospectively. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The levels are as follows:
•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

1. Organization and Significant Accounting Policies (continued)
The fair values of the Company’s cash equivalents approximate book value primarily due to the short-term maturities of the investments and the low incidence of changes in security credit ratings.
The following table represents the Company’s fair value hierarchy, as defined by SFAS 157, for its financial assets measured at fair value on a recurring basis as of June 30, 2009 and December 31, 2008 (in thousands):

	Level 1	Level 2	Level 3	Total

June 30, 2009
Money market fund	$9,418	$—	$—	$9,418

Total	$9,418	$—	$—	$9,418

December 31, 2008
Money market fund	$21,318	$—	$—	$21,318

Total	$21,318	$—	$—	$21,318

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains balances of cash and cash equivalents in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts. The Company has invested its excess cash in a money market fund with maturities of 90 days or less. The Company believes that its established guidelines for investment of its excess cash are adequate to maintain the safety and liquidity of its investments.
Risks and Uncertainties
The Company is subject to various risks common to companies within the pharmaceutical and biotechnology industries. These include, but are not limited to, development by competitors of new technological innovations; dependence on key personnel and outside relationships; risks inherent in the research and development of pharmaceutical and biotechnology products; protection of proprietary technology; estimation by the Company of the size and characteristics of the market for the Company’s products; acceptance of the Company’s products by the country’s regulatory agencies in which the Company may choose to sell its products, as well as acceptance by customers; health care cost containment initiatives; and product liability and compliance with government regulations and agencies, including the U.S. Food and Drug Administration (the FDA). None of these risks resulted in an adjustment to the financial statements as of June 30, 2009.
Recently Adopted Accounting Standards
Statement of Financial Accounting Standard No. 165 In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes principles and requirements for subsequent events. In particular, this Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, 2) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements and 3) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. See note 3.

2. Related-Party Transactions
The Company has entered into several agreements with related parties in the ordinary course of business to license intellectual property, to procure administrative and clinical development support services, to conduct clinical trials, to grant a purchase option, and to obtain funding.
(a)	Technology License Agreement and Novated and Restated Technology License Agreement

On December 1, 2006, Alexza and Holdings entered into a Technology License Agreement, which was subsequently superseded by a Novated and Restated Technology License Agreement (the Novated TLA), among the Company, Alexza, and Holdings. The Novated TLA granted the Company the exclusive right to use technology, know-how, patents, and other intellectual property rights related to the design, development, manufacture, and use of the relevant products, consisting of the applicable drug/delivery device combination, with an exclusive sublicense back to Alexza for the limited purposes of developing, making, using, and importing said products.

This agreement shall remain in force until terminated as provided for in the agreement. Either party may terminate if the other is in breach of this agreement.

(b)	Research and Development Agreement and Amended and Restated Research and Development Agreement

On December 1, 2006, Alexza and Holdings entered into a Research and Development Agreement, which was subsequently superseded by an Amended and Restated Research and Development Agreement, among the Company, Alexza, and Holdings, whereby all the initial rights and obligations of Holdings under the Research and Development Agreement were assigned and transferred to and assumed by the Company. Under the agreement, Alexza is primarily responsible for implementation of the Company’s Development Plan in accordance with the Development Budget, subject to oversight by the Joint Development Committee. Alexza also acts as the Company’s FDA sponsor for each of the research programs.

For the six months ended June 30, 2009 and 2008 and the period from October 23, 2006 (inception) to June 30, 2009, the Company recognized $11,520,594, $9,658,039 and $44,115,272, respectively, in total expenses under this agreement. At June 30, 2009 and December 31, 2008, the amount payable to Alexza was $1,384,877 and $1,223,606, respectively, and the amount of accrued research and development expenses payable to Alexza under this agreement was $1,564,637 and $898,915, respectively.

(c)	RRD Services Agreement

On December 1, 2006, the Company entered into a Services Agreement with RRD, a related party (the RRD Agreement). Under this agreement, RRD provides overall management and supervision of the Company, including hiring and discharging vendors, compensating Alexza for its fees and expenses under the Amended and Restated Research and Development Agreement, providing employees to serve as officers of the Company, maintaining the Company’s financial records, and performing all day-to-day administrative functions of the Company. RRD is also required to provide services to the Company in support of the implementation of its Development Plan, including, but not limited to, the appointment of certain RRD executive staff members to serve on the Joint Development Committee.

2. Related-Party Transactions (continued)
Under the RRD Agreement, the Company must pay RRD a service fee equivalent to $520,000 per year ($43,333 per month). The Company must also reimburse RRD for all reasonable out-of-pocket expenses, including travel. Additionally, RRD arranges for the provision of legal, audit, income tax preparation, and other professional services to the Company by independent contractors, the billings for which the Company pays directly.

The RRD Agreement shall be in full force and effect until the earlier of: (i) the fourth anniversary of the closing date (December 1, 2010); (ii) the expiration of the term (the period starting on the closing date and ending upon the termination or expiration of the purchase option period); or (iii) the purchase option closing date (see Note 2(d)). The term may be renewed upon written agreement between the Company’s Board of Directors and RRD.

During the six months ended June 30, 2009 and 2008 and the period from October 23, 2006 (inception) to June 30, 2009, the Company incurred $264,130, $267,011 and $,1,454,561, respectively, in total fees and expenses under the RRD Agreement, which have been included in general and administrative expenses in the statements of operations. The amounts payable to RRD at June 30, 2009 and December 31, 2008 were $44,919 and $337,456, respectively.

(d)	Purchase Option Agreement

On December 1, 2006, the Company entered into a purchase option agreement (the Purchase Option Agreement) with Alexza and Holdings, pursuant to which, among other things, Holdings granted Alexza an option to purchase all of the equity securities of the Company on terms specified in the Purchase Option Agreement. This option is exercisable by Alexza during the period commencing on and including December 1, 2007, and ending on and including the earlier of: (i) December 1, 2010; and (ii) the 90th calendar day immediately following the first date on which an internally prepared, unaudited balance sheet of the Company (prepared in accordance with GAAP) is delivered to Alexza stating that the aggregate amount of the Company’s working capital is less than $2,000,000.

With certain limitations, Alexza may elect to extend the purchase option exercise period, but not beyond December 1, 2010, by providing additional funding to the Company to cover any shortfall pursuant to (ii) above (see Note 2(e)). If Alexza does not exercise the purchase option by December 1, 2010, then the Company will retain its exclusive license to develop and commercialize Staccato Alprazolam and Staccato Loxapine for all indications, and Alexza will maintain exclusive rights to manufacture and sell Staccato Alprazolam and Staccato Loxapine to the Company or its sublicensee for those purposes.

The purchase price is $67,500,000 plus an additional $5,000,000 per quarter commencing March 1, 2008, to a maximum of $122,500,000 on or after September 1, 2010. At Alexza’s sole discretion, a portion of the option price may be paid in shares of its common stock, but only to the extent that said stock component does not exceed the lower of: (i) 40% of the purchase option price; and (ii) 10% of the outstanding shares of Alexza’s common stock at the time that the purchase option is exercised. As of December 31, 2008, the amount of the purchase option was $87,500,000.

In the event that Alexza does not exercise the purchase option but has entered into an agreement with a third party involving the use of the Staccato inhalation drug delivery system in combination with drugs of the same class for substantially the same type of treatments as those being tested under the Company’s programs, Alexza is required, under certain conditions, to pay the Company 50% of all revenue it receives, up to the maximum amount of the purchase price had the purchase option been exercised.

2. Related-Party Transactions (continued)
In June 2009, Alexza entered into an agreement with Holdings to amend the provisions of and to exercise the purchase option pursuant to the purchase option agreement. In exchange for all of the outstanding shares of the Company, Alexza would, in lieu of the consideration described above: i) issue to Holdings 10,000,000 shares of Alexza’s common stock; ii) issue to Holdings five-year warrants for 5,000,000 shares of Alexza’s common stock at an exercise price of $2.26 per share and cancel outstanding warrants for 2,000,000 shares of Alexza’s common stock previously issued to Holdings; and iii) pay Holdings certain percentages of cash payments that may be generated from future partnering transactions for the product candidates that were licensed to the Company (the “Transaction”).

(e)	Subscription Agreement and Research Cost Sharing and Extension Agreement

Holdings purchased 50,000 shares of the Company’s common stock on December 1, 2006, for $50,000,000. In addition, the Company has entered into a Research Cost Sharing and Extension Agreement with Holdings and Alexza, whereby Alexza, with certain limitations, may elect to provide supplemental funding to the Company in order to continue development of the programs and extend the purchase option exercise period. However, any such supplemental funding provided by Alexza may not expand the Development Plan beyond its then-current scope, nor extend the programs or Alexza’s purchase option exercise period beyond December 1, 2010.
3. Subsequent Event
On August 26, 2009, Alexza’s stockholders approved the Transaction in a special meeting of stockholders. The closing of the Transaction on August 26, 2009 resulted in the Company becoming a wholly owned subsidiary of Alexza.